UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2009
CATERPILLAR FINANCIAL SERVICES CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
0-13295 (Commission File Number)	37-1105865 (IRS Employer Identification No.)
2120 West End Ave., Nashville, Tennessee (Address of principal executive offices)	37203-0001 (Zip Code)
Registrant's telephone number, including area code: (615) 341-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement.

(a)	Creation of a Revolving Credit Facility

On March 31, 2009, Caterpillar Financial Services Corporation entered into a Credit Agreement (the “364-Day Facility”) among Caterpillar Financial Services Corporation and Caterpillar Inc. (“Borrowers”), certain financial institutions named therein (“Banks”) and Citibank, N.A. (“Administrative Agent”) that provides for an unsecured aggregate revolving credit facility to the Borrowers of approximately US$1.3 billion (“Aggregate Commitment”) and expires on March 30, 2010.

The 364-Day Facility serves as an alternative source of funds for general corporate purposes, if necessary, for the Borrowers. The Borrowers have not drawn on the 364-Day Facility.

The 364-Day Facility contains customary representations and warranties, covenants and events of default that may allow the Banks to, among other things, (i) terminate the commitments made under the 364-Day Facility, or (ii) to the extent advances are made under the 364-Day Facility, accelerate the payment obligations thereunder.  The 364-Day Facility is subject to customary conditions precedent and payment of certain facility fees in quarterly arrears. Borrowings under the 364-Day Facility are subject to interest at an adjusted applicable rate based on specified types of advances (i.e. US Dollar or Euro advances), plus a certain applicable margin.

Some of the Banks, as well as certain of their respective affiliates, have performed, and may in the future perform, for the Borrowers, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing description of the 364-Day Facility is a summary and is qualified in its entirety by the terms and provisions of the 364-Day Facility filed respectively as Exhibit 99.1 to this report, and incorporated herein by reference.

Cautionary Statement

The 364-Day Facility has been included to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transaction described in this Form 8-K, the 364-Day Facility is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties, covenants and agreements made by the parties in the 364-Day Facility are made and valid as of the execution date of the 364-Day Facility. In addition, certain of the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders. Representations and warranties may be used as a tool to allocate risks between the respective parties to the 364-Day Facility, including where the parties do not have complete knowledge of all the facts. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01(a) of this report is hereby incorporated into the Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:
	99.1	364-Day Credit Agreement

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Caterpillar Financial Services Corporation

April 6, 2009	By:	/s/ Michael G. Sposato
Michael G. Sposato
Secretary